Exhibit 24
                         POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS:

       WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Savings Plan for Salaried Employees; and

        WHEREAS, each of the undersigned is an Officer or both an Officer and a Director of the Corporation;

        NOW, THEREFORE, each of the undersigned hereby constitutes and appoints W. C. Ferguson, F. V. Salerno and P. M. Ciccone, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as an Officer or as both an Officer and a Director of the Corporation, to execute and file such registration statement with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Savings Plan for Salaried Employees, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 4th day of May 1994.

           W. C. Ferguson            F.  V. Salerno           P. M. Ciccone
           W. C. Ferguson            F.  V. Salerno           P. M. Ciccone
     Chairman  of  the  Board         Vice Chairman          Vice President
                and                  Finance and            and Comptroller
   Chief Executive Officer        Business Development

State of New York)
                   )  ss.:
County of Westchester)

    On the 4th day of May, 1994, personally appeared before  me
W. C. Ferguson, F. V. Salerno and P. M. Ciccone, to me known and known to me to be the persons described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they and each of them executed and delivered the same for the purposes therein expressed.

     Witness my hand and official seal this 4th day of May, 1994.
          Ina H. Callery
          Notary Public, State of New York
          No. 4834371
          Qualified in Westchester County
          Commission Expires June 30, 1995

                                                       Exhibit 24


                         POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Savings Plan for Salaried Employees; and

       WHEREAS, each of the undersigned is a Director or both a Director and an Officer of the Corporation;

        NOW, THEREFORE, the undersigned hereby constitutes and appoints W. C. Ferguson, F. V. Salerno and P. M. Ciccone, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead, as a Director or both a Director and an Officer of the Corporation, to execute and file such registration statement, with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Savings Plan for Salaried Employees, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 21st day of April, 1994.


John Brademas                        Randolph W. Bromery
John Brademas                        Randolph W. Bromery
Director                             Director


John J. Creedon                      Stanley P. Goldstein
John J. Creedon                      Stanley P. Goldstein
Director                             Director


Helene L. Kaplan                     Elizabeth T. Keenan
Helene L. Kaplan                     Elizabeth T. Kennan
Director                             Director


                                     Edward E. Phillips
David J. Mahoney                     Edward E. Phillips
Director                             Director


Frederic V. Salerno                  Ivan G. Seidenberg
Frederic V. Salerno                  Ivan G. Seidenberg
Director                             Director


Walter V. Shipley                    John R. Stafford
Walter V. Shipley                    John R. Stafford
Director                             Director


State of New York  )
                   )  ss.:
County of New York )

    On the 21st day of April, 1994, personally appeared before me each of the Officers and Directors, all to me known and known to me to be the persons described in and who executed the foregoing instrument, and each such person duly acknowledged to me that he or she executed and delivered the same for the purposes therein expressed.

     Witness my hand and official seal this 21st day of April, 1994.
                                   Hannelore Koller
                                   Notary  Public, State of New York
                                   No. 4687106
                                   Qualified in Westchester County
                                   Commission Expires December 31, 1995